UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Swift Transportation Company
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	27-2646153 (IRS Employer Identification No.)

2200 South 75th Avenue Phoenix, Arizona (Address of principal executive offices)	85043 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Class A common stock,	New York Stock Exchange
par value $0.01 per share
If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☑
If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: File No. 333-168257
Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     For a description of the securities being registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock” in the prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-168257), including any prospectus relating thereto filed pursuant to Rule 424(b) under the Securities Act of 1933, which information is incorporated herein by reference.
Item 2. Exhibits.
     Not applicable.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: December 13, 2010	Swift Transportation Company
/s/ James Fry
James Fry, Esq.
Executive Vice President, General Counsel and Corporate Secretary